As filed with the Securities and Exchange Commission on June 9, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	87-0327982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

(801) 341-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathan Brower

EVP, General Counsel and Corporate Secretary

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

(801) 341-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. Marx

Dan Lyman

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, Utah 84111

(801) 933-7360

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2025

PROSPECTUS

Nature’s Sunshine Products, Inc.

2,854,607 Common Shares

Offered by Selling Stockholder

This prospectus relates to the offering and resale, from time to time, by the selling stockholder identified herein of up to 2,854,607 common shares acquired by the Selling Stockholder as the current beneficial transferee of our common shares originally acquired by its affiliate (i) in a private placement of our common shares, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

We will not receive any proceeds from the sale of common shares by the Selling Stockholder.

We are registering the common shares on behalf of the Selling Stockholder, and the Selling Stockholder may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. The Selling Stockholder may offer the shares at prevailing market prices or privately negotiated prices. Please see the section entitled “Plan of Distribution” on page 12 of this prospectus for more information. For information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 11 of this prospectus. We will bear all fees and expenses incident to our obligation to register the common shares.

Our common shares are listed on The Nasdaq Capital Market under the symbol “NATR”. On June 6, 2025, the last reported sale price for our common shares was $14.51 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us and/or the Selling Stockholder. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or the date of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Nature’s Sunshine,” “NATR,” “the Company,” “the Registrant,” “we,” “us,” and “our” in this prospectus refer to Nature’s Sunshine Products, Inc., and its subsidiaries.

The Company

We are a natural health and wellness company primarily engaged in the manufacture and sale of nutritional and personal care products. We are a Utah corporation with our principal place of business in Lehi, Utah, and sell our products directly to customers and to a sales force of independent consultants who resell our products to consumers.

We have four business segments (Asia, Europe, North America and Latin America and Other) based primarily upon the geographic region where each segment operates, as well as the internal organization of our officers and their responsibilities. The geographic segments operate under the Nature’s Sunshine Products and Synergy WorldWide brands. The Latin America and Other segment includes our wholesale business in which we sell products to various locally-managed entities, independent of the Company, to whom we have granted distribution rights for the relevant market.

Our line of over 800 products includes several different product classifications, such as immune, cardiovascular, digestive, personal care, weight management and other general health products. We purchase herbs and other raw materials in bulk, and after quality control testing, we formulate, encapsulate, tablet or concentrate them, label and package them for shipment. Most of our products are manufactured at our facility in Spanish Fork, Utah. Contract manufacturers produce some of our products in accordance with our specifications and standards. We have implemented quality control procedures to verify that our contract manufacturers have complied with our specifications and standards.

We market our products primarily through our network of independent consultants, who market our products to customers through direct selling techniques. We seek to motivate and provide incentives to our independent consultants by offering high quality products and providing independent consultants with product support, training seminars, sales conventions, travel programs and financial incentives.

Our products sold in the United States are shipped directly from our manufacturing and warehouse facilities located in Spanish Fork, Utah, as well as from our regional warehouses located in Georgia, Ohio and Texas. Many of our international operations maintain warehouse facilities and inventory to supply their independent consultants. However, in foreign markets where we do not maintain warehouse facilities, we have contracted with third-parties to distribute our products and provide support services to our force of independent consultants.

We conduct research at our research center, known as the Hughes Center for Research and Innovation, a state-of-the-art research and development facility located at our corporate offices in Lehi, Utah. Our principal emphasis in our research and development activities is clinical research in the support of the development of new products and the enhancement of existing products.

Corporate Information

We are incorporated in the state of Utah. Our principal executive offices are located at 2901 West Bluegrass Blvd., Suite 100, Lehi, Utah 84043. Our telephone number is (801) 341-7900. Our Internet address is www.naturessunshine.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

THE OFFERING

Issuer	Nature’s Sunshine Products, Inc., a Utah corporation

Securities offered by the Selling Stockholder	2,854,607 common shares acquired by the Selling Stockholder as the current beneficial transferee of our common shares originally acquired by its affiliate (i) in a private placement of our common shares, and (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

Common shares outstanding	18,463,179 shares as of June 9, 2025

Use of proceeds	We will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholder.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common shares.

Nasdaq Listing	Our common shares are listed on Nasdaq Capital Market under the symbol “NATR.”

The number of common shares to be outstanding immediately after this offering is based on 18,463,179 common shares outstanding as of June 9, 2025 and excludes (in each case as of June 9, 2025):

•	25,000 common shares issuable upon the exercise of stock options outstanding with a weighted average exercise price of $13.50 per share; and

•	1,497,685 common shares issuable upon the vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under this section, together with other information in this prospectus and the documents incorporated by reference in this prospectus, including the information set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment.

You should read and consider risk factors specific to our business before making an investment decision. Those risks are described below and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents incorporated by reference into this prospectus. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional common shares, preferred stock, or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Future sales of our common shares in the public market could cause our stock price to fall.

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares, and could impair our ability to raise capital through the sale of additional equity securities. As of June 9, 2025, we had 18,463,179 common shares outstanding, all of which were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements.

Return on securities is not guaranteed.

There is no guarantee that the common shares will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the common shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above, as well as:

•	failure to comply with laws and regulations relating to trade restrictions and export controls;

•	laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;

•	current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	legal challenges to the Company’s direct selling program or to the classification of its independent consultants;

•	failure of the Company’s independent consultants to comply with advertising laws;

•	product liability claims;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent consultants;

•	the loss of one or more key independent consultants who have a significant sales network;

•	potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent consultants;

•	changes to the Company’s independent consultant compensation plans;

•	geopolitical issues, conflicts or other global events;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company’s products;

•	supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast customer demand;

•	failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and customers;

•	the impact of shifting tariff regimes and trade policies between U.S. and the other countries where we operate;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;

•	failure to maintain an effective system of internal controls over financial reporting;

•	cybersecurity threats and exposure to data loss;

•	the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;

•	reliance on information technology infrastructure; and

•	the sufficiency of trademarks and other intellectual property rights.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares being offered by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Utah Revised Business Corporation Act (the “Revised Act”).

Authorized Shares of Capital Stock

Our authorized capital stock consists of 50,000,000 common shares, no par value per share, and 10,000,000 preferred shares, no par value per share. As of June 9, 2025, there were 18,463,179 common shares issued and outstanding and no preferred shares issued and outstanding. The outstanding common shares are duly authorized, validly issued, fully paid, and nonassessable.

Listing

Our common shares are listed and principally traded on the Nasdaq Capital Market under the symbol “NATR”.

Voting Rights

Each holder of common shares is entitled to one (1) vote for each share held of record by such holder on the applicable record date on all matters submitted to a vote of common shareholders. The holders of common shares do not have cumulative voting rights.

Dividend Rights

The holders of common shares are entitled to receive dividends from funds legally available therefor, when and if declared, on such conditions and at such times as the board of directors may designate, provided, however, that no dividends shall be made with respect to the common shares until any preferential dividends required to be paid or set apart for any preferred shares have been paid or set apart.

Rights upon Liquidation

Subject to any prior or superior rights of liquidation as may be conferred upon any preferred shares, and after payment or provision for payment of the debts and other liabilities of the Company, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of common shares then outstanding shall be entitled to receive all of the assets and funds of the Company remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common shares, on a pro-rata basis, according to the number of common shares held by them.

Other Rights and Preferences

Articles of Incorporation

Our Articles of Incorporation provide that no holder of shares of the Company of any class now or hereafter authorized, shall, as a holder of such shares, have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Fosun Preemptive Rights

Pursuant to that certain Stockholder Agreement dated June 26, 2014 between the Company and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), Fosun Pharma has the right to purchase its pro rata share of any equity securities offered for sale by the Company, subject to certain limited exceptions. Fosun Pharma’s pro rata share is based on the ratio that the number of common shares held by Fosun Pharma bears to the total number of common shares outstanding immediately prior to such offering. The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 4.8. Pursuant to that certain Joinder Agreement dated June 9, 2025 executed as between Fosun Pharma and Fosun USA (which Joinder Agreement was perfected in light of the May 10, 2025 Share Purchase Agreement between the same), Fosun USA is the present obligor to the aforementioned Stockholder Agreement.

Preferred Shares

Preferred shares may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Revised Act and our Articles of Incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Utah law. Our board of directors could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then market price of such common shares. When issued, the preferred shares will be fully paid and nonassessable and will have no preemptive rights.

If we decide to issue any preferred shares pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred shares, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred shares offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred shares will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred shares may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred shares will be represented by depositary shares;

•	the terms and conditions, if applicable, of conversion into common shares, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other material terms, preferences, rights, limitations or restrictions of such series of preferred shares.

Transfer Agent and Registrar

American Stock Transfer is the transfer agent and registrar for our common shares.

Certain Anti-Takeover Effects

Certain provisions of our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders and specify certain requirements regarding the form and content of a shareholder’s notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common shares and preferred shares available for issuance under our Articles of Incorporation, could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Issuance of Undesignated Preferred Shares. Our board of directors has the authority, without further action by the shareholders, to issue shares of undesignated preferred shares with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued preferred shares would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations on Stockholder Ability to Act by Written Consent or Call Special Meetings. The Articles of Incorporation eliminate the right of shareholders to act by written consent without a meeting. Further, the Bylaws provide that special meetings of shareholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the board of directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting from shareholders of record who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholder,” of up to 2,854,607 common shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The Selling Stockholder is the current beneficial transferee of common shares which were originally acquired by its affiliate, and which common shares are included in this prospectus (i) in a private placement of our common shares, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the common shares by the Selling Stockholder. The second column lists, as of June 9, 2025, the number of common shares beneficially owned by the Selling Stockholder based on its ownership of common shares and other securities exercisable for common shares. The third column lists the common shares being offered by the Selling Stockholder under this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Fosun Pharma USA, Inc.	2,854,607	2,854,607	—	—

Other Transactions with the Selling Stockholder

The following is a description of other transactions with the Selling Stockholder during the past three years.

On August 25, 2014, we completed a transaction with Fosun Pharma, which created a joint venture owned 80 percent by us and 20 percent by a wholly owned subsidiary of Fosun Pharma. The joint venture, known as Nature’s Sunshine Hong Kong Limited, markets and distributes Nature’s Sunshine products in China. As part of this transaction, the Company issued to Fosun Pharma 2,854,607 common shares. In connection with this transaction, the Company entered into a Stockholder Agreement with Fosun Pharma (the “Stockholder Agreement”), which, among other things, provides that the Company will register the common shares issued to Fosun Pharma, at the request of Fosun Pharma. The Company is filing this Registration Statement at the request of Fosun Pharma pursuant to its registration rights under the Stockholder Agreement. The Stockholder Agreement also provides that if Fosun Pharma, together with its affiliates, ceases to own at least 5% of the outstanding shares of the Company’s common shares, Fosun Pharma will sell to the Company, and the Company will purchase, Fosun Pharma’s interests in Nature’s Sunshine Hong Kong Limited. The Stockholder Agreement will terminate upon the earlier of (i) all of the Selling Stockholder’s shares are no longer “Registrable Securities” (as defined in the Stockholder Agreement) or the selling stockholder is no longer an “Affiliated Entity” (as defined in the Stockholder Agreement), (ii) the Company is no longer reporting, or subject to reporting requirements, under the Exchange Act, or (iii) less than 500,000 of the shares initially issued to Fosun Pharma are held by the Selling Stockholder and any Affiliated Entity (as defined in the Stockholder Agreement).

On June 9, 2025, pursuant to a Share Purchase Agreement executed as between the parties, Fosun Pharma agreed to the sale of the aforementioned 2,854,607 common shares to Fosun Pharma USA Inc. (“Fosun USA”), with all right and title in and to those shares, as well as succession to all of the rights and obligations otherwise falling to a shareholder of the same pursuant to the aforementioned Stockholder Agreement, being transferred to Fosun USA pursuant thereto.

Rong Yang, who has served on our board of directors since June 2022, served as CEO of Fosun USA from December 2021 through May 2025.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	one or more underwritten offerings on a firm commitment or best-efforts basis;

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. The Selling Stockholder may offer the common shares to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of common shares, the obligations of the underwriters to purchase the offered common shares will be subject to certain conditions contained in an underwriting agreement that we and the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all common shares offered if any of the common shares are purchased, unless otherwise specified in connection with any particular offering. Any initial offering price and any discounts or concessions allowed, reallowed or paid to underwriters may be changed from time to time.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will bear all fees and expenses incident to our obligation to register the common shares.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Dorsey & Whitney LLP, Salt Lake City, Utah. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Nature’s Sunshine Products, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website, https://ir.naturessunshine.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 5, 2025, March 11, 2025, May 6, 2025 and June 2, 2025; and

(4)

the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 6, 2009 pursuant to Section  12(b) of the Exchange Act, as updated by the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021.

All reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request, orally or upon written request, a copy of these documents, which will be provided to you at no cost, by contacting:

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, UT 84043

Attn: Corporate Secretary

(801) 341-7900

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Nature’s Sunshine Products, Inc.

2,854,607 Common Shares

Offered by Selling Stockholder

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$6,260.60	(1)
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Printing fees and expenses	$5,000
Transfer agent fees and expenses	$5,000
Miscellaneous expenses	$5,000
Total Expenses	$81,260.60

(1)

The Registrant is filing this registration statement to replace its existing registration statement (File No. 333-257823). In accordance with Rule 457(p), effectiveness of this registration statement will be deemed to terminate such registration statement. A portion of the filing fee associated with this registration statement was carried forward from the prior registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Registrant is a Utah corporation. Section 16-10a-902 of the Revised Act provides that a corporation may indemnify any individual who was made a party (a “Party”) to a proceeding (a “Proceeding”), because he or she is or was a director of the corporation (an “Indemnifiable Director”), against liability incurred in the Proceeding if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he or she had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit; and, provided, further, however, that pursuant to Subsection 902(5) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses incurred in connection with the Proceeding.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding, upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act and provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The Registrant’s Articles of Incorporation, authorize the Registrant to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

The Articles of Incorporation eliminate the personal liability of any director in accordance with Section 16-10a-841 of the Revised Act, which provides that the liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the corporation except for liability for (i) the amount of financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act, which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

The Registrant’s Bylaws also provide that, subject to certain limitations described in the Bylaws, the Registrant may, to the maximum extent and in the manner permitted in the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the Registrant against liability incurred in the proceeding.

The Bylaws also provide that the Registrant may pay for or reimburse the reasonable expenses incurred by director, officer, employee, fiduciary, or agent of the Registrant who is party to a proceeding in advance of final disposition of the proceeding if (i) such party furnishes to the Registrant a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct under the Bylaws and applicable law necessary for indemnification, (ii) such party furnishes to the Registrant a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification pursuant to the Bylaws and applicable law. The Bylaws also provide that any indemnification or advancement of expenses provided thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Bylaws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was one of the Registrant’s directors, officers, employees, fiduciaries or agents, or is or was serving at the Registrant’s request as a director, officer, employee, fiduciary or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not the Registrant would have the power to indemnify him or her against such liability under applicable law. The Registrant maintains insurance from commercial carriers against certain liabilities that may be incurred by its directors and officers.

The Registrant has also entered into separate indemnification agreements with each of its directors and executive officers.

Reference is made to “Undertakings,” below, for the Registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index below are filed as part of this registration statement.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Item No.	Exhibit

3.1	Amended and Restated Articles of Incorporation. (included as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-K filed May 10, 2021, and incorporated herein by reference).

3.2	Amended and Restated Bylaws. (included as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 11, 2021, and incorporated herein by reference).

4.1	Stockholder Agreement dated June 26, 2014, between Nature’s Sunshine Products, Inc. and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 2, 2014, and incorporated herein by reference).

*5.1	Opinion of Dorsey & Whitney LLP, counsel to the Registrant.

10.1	Operating Agreement dated August 25, 2014, among Nature’s Sunshine Products, Inc., Fosun Industrial Co., Limited and Nature’s Sunshine Hong Kong Limited. (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 29, 2014, and incorporated herein by reference).

10.2	Amendment to Operating Agreement (included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 17, 2021, and incorporated herein by reference).

*23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

*23.2	Consent of Independent Registered Public Accounting Firm.

*24.1	Power of Attorney (contained in signature page).

*107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lehi, Utah, on the 9th day of June, 2025.

Nature’s Sunshine Products, Inc.

Date: June 9, 2025	By:	/s/ Terrence O. Moorehead
Terrence O. Moorehead,
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terrence O. Moorehead and L. Shane Jones and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terrence O. Moorehead Terrence O. Moorehead	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2025

/s/ L. Shane Jones L. Shane Jones	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 9, 2025

/s/ Jonathan D. Lanoy Jonathan D. Lanoy	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 9, 2025

/s/ Steven J. Fasching Steven J. Fasching	Director	June 9, 2025

/s/ Curtis Kopf Curtis Kopf	Director	June 9, 2025

/s/ Katie A. May Katie A. May	Director	June 9, 2025

Signature	Title	Date

/s/ Tess Roering Tess Roering	Director	June 9, 2025

/s/ Robert D. Straus Robert D. Straus	Director	June 9, 2025

/s/ Heidi Wissmiller Heidi Wissmiller	Director	June 9, 2025

/s/ Rong Yang Rong Yang	Director	June 9, 2025